UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

RELIV’ INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11768	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 537-9715

                Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

 ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2007, as part of a share repurchase program, Relìv International, Inc. (“Relìv”) entered into a Rule 10b5-1 trading plan with Canaccord Adams Inc. (“Canaccord”). Pursuant to the plan, Relìv agreed to repurchase up to an aggregate of 500,000 shares of its $0.01 par value common stock at a price of not more than $11.00 per share. From and including January 17, 2007 through December 28, 2007, the trading plan authorizes daily share repurchases up to an amount equal to the Exchange Act Rule 10b-18(b)(4) limit of 25% of the average daily trading volume for the preceding four calendar weeks from the week of purchase. During each trading day of the above-referenced period, Canaccord will use reasonable efforts to effect a purchase or purchases of shares of Relìv’s common stock up to the maximum amount described above and set forth in the plan.

Item 9.01 Financial Statements And Exhibits.

(c) Exhibits.

The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Relìv International, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chesterfield, State of Missouri, on January 19, 2007.

RELIV’ INTERNATIONAL, INC.

By:    /s/ Steven D. Albright
       Steven D. Albright
       Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Rule 10b5-1 Stock Repurchase Plan dated January 17, 2007 by and between Relìv International, Inc. and Canaccord Adams Inc.